UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 18, 2021

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Atreca, Inc.

(Exact name of registrant as specified in its charter)

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Delaware	001-38935	27-3723255
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

835 Industrial Rd., Suite 400

San Carlos, California 94070

(Address of Principal Executive Offices) (Zip Code)

(650) 595-2595

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	BCEL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On October 18, 2021, Atreca, Inc. (the “Company”) entered into a License Agreement (the “Agreement”) with the Bill & Melinda Gates Medical Research Institute (the “Gates MRI”), a nonprofit research institution wholly owned by the Bill & Melinda Gates Foundation (the “Gates Foundation”), whereby the Company granted the Gates MRI a limited, non-exclusive, royalty-free, fully paid-up license under certain of the Company’s patents and know-how to develop and manufacture certain antibodies identified using the Company’s discovery platform (“Atreca Antibodies”) for the prevention and treatment of malaria caused by infection with Plasmodium falciparum (the “Licensed Field”), and to commercialize the Atreca Antibodies in certain developing countries (the “Territory”).  The Gates MRI will control and make all final decisions with respect to the development, manufacture, and commercialization of the Atreca Antibodies in the Licensed Field in the Territory, at its own cost and expense. The Company will retain commercial rights outside the Territory.

Pursuant to certain pre-existing agreements between the Company and the Gates Foundation, the Gates Foundation provided funding for the development of the Company’s antibody discovery technology, and the discovery of the Atreca Antibodies.  Consistent with the rights granted to the Gates Foundation and its affiliates pursuant to such pre-existing agreements, and in furtherance of the Gates Foundation’s charitable purpose and global access strategy, the licenses and other related rights granted to the Gates MRI pursuant to the Agreement are royalty-free and no payments will be owed to the Company by the Gates MRI or its affiliates, sublicensees, or contractors on account of the development, manufacture, and commercialization of the Atreca Antibodies in the Licensed Field in the Territory.

Pursuant to the Agreement, each party will share information and data specifically relating to the development and manufacture of Atreca Antibodies, including regulatory data and submissions (“Shared Data”).  The Company has the right to use Gates MRI’s Shared Data for internal research purposes without any payments to the Gates MRI.  Additionally, the Gates MRI has granted the Company the right to use the Gates MRI’s Shared Data for the development, manufacture, and commercialization of the Atreca Antibodies outside the Territory for commercial purposes (the “Commercial License”), which may be exercised by the Company at any time during the term of the Agreement upon written notification to the Gates MRI.  If the Company exercises the Commercial License, the Company shall pay to the Gates MRI royalties on net sales of products containing the Atreca Antibodies developed or manufactured using the Gates MRI’s Shared Data at a low single-digit royalty rate.  In addition, the Company is obligated to pay the Gates MRI a specified percentage of certain consideration received in connection with the grant of any sublicense to the Gates MRI’s Shared Data.

Unless earlier terminated, the term of the Agreement will continue until the last to expire of the patents licensed by the Company to the Gates MRI, or twenty years from the effective date if no such patent issues.  The Agreement may be terminated by either party upon a material breach by the other party (subject to prior written notice and a cure period) or upon certain insolvency events, including bankruptcy proceedings.  The Agreement includes standard and customary provisions regarding, among other things, compliance with laws and regulations, confidentiality, intellectual property, representation and warranties, liability, indemnification, and insurance.

The foregoing is only a summary of certain provisions of the Agreement and is qualified in its entirety by the terms of the Agreement, a copy of which will be filed as an exhibit to the Company’s annual report on Form 10-K for the fiscal year ending December 31, 2021. Pursuant to Item 601(b)(10)(iv) of Regulation S-K, the Company intends to redact from the filed copy of the Agreement certain information that is both (i) not material and (ii) is the type of information that the Company treats as private or confidential.

Item 8.01. Other Events.

On October 21, 2021, the Company issued a press release announcing the Agreement between the Company and Gates MRI, a copy of which is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description

99.1	Press Release titled "Atreca Enters into Licensing Agreement with Bill & Melinda Gates Medical Research Institute to Develop a Monoclonal Antibody for the Prevention of Malaria," dated October 21, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Atreca, Inc.

Date: October 21, 2021	By:	/s/ Courtney J. Phillips
Courtney J. Phillips
General Counsel and Corporate Secretary